Exhibit 6.3

As adopted by Board Resolutions dated August 19, 2015

AMENDED BY-LAWS

OF

ZURICH AMERICAN LIFE INSURANCE COMPANY

(f/k/a KEMPER INVESTORS LIFE INSURANCE COMPANY

ARTICLE I

SHAREHOLDERS’ MEETINGS

Section 1. The annual meeting of shareholders shall be held on the second Tuesday in May of each year, if not a legal holiday, and if a legal holiday, then on the next business day following, at the home office of the Company, or at such other time and place as the corporate secretary shall provide by notice to the shareholders.

Section 2. A special meeting of the shareholders may be called by the chairman of the board, the president, the secretary or by any officer directed to do so by the board of directors, upon giving written notice to each shareholder entitled to vote thereat, either personally or by mailing such notice at least ten days before the date of the meeting, stating the time and place of the meeting. The notice of a special meeting of shareholders shall state the purpose of the meeting, but the shareholders present at any special meeting may take any action which a meeting of shareholders lawfully may take even though the action is not described in the notice of the meeting.

Section 3. Notice of any annual or special meeting of the shareholders may be waived by any shareholder, and failure of any shareholder to receive notice of any meeting of shareholders shall not invalidate the meeting.

Section 4. At any meeting of the shareholders, a majority of the stock issued and outstanding, and entitled to vote thereat, shall be requisite and shall constitute a quorum for the transaction of business except as otherwise provided by statute. If, however, a quorum shall not be present at any meeting, the shareholders present may recess the meeting from time to time by majority vote, to reconvene without notice other than announcement at the meeting. Any resolution or recess shall state the time and place at which the meeting shall reconvene. At any recessed meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 5. At any meeting of the shareholders, each shareholder shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder or by his duly authorized attorney, and shall have one vote for each share of stock standing registered in his name on the stock record of the company. Except as otherwise provided by statute, a majority of the votes cast shall be sufficient to adopt or reject any proposal.

Exhibit 6.3

Section 6. Any action which may be taken at a meeting of the shareholders may be taken without a meeting if authorized by a writing signed by all of the shareholders entitled to vote at a meeting for such purpose and filed with the secretary of the company.

ARTICLE II

BOARD OF DIRECTORS

Section 1. The corporate powers shall be exercised by, and the business and affairs of the company shall be under the control of, the board of directors. The number of directors shall be no less than five (5), nor no more than ten (10) persons who shall serve until the next annual meeting of shareholders. The number of directors may be increased or decreased from time to time by amendment to the bylaws. In the event of a vacancy in the board of directors or in the event amendment to the bylaws increases the number of directors, vacancies in the board of directors shall be filled by vote of the shareholders at an annual or special meeting which may be called for such purpose. Each director elected to fill a vacancy shall hold office until the next annual meeting of the shareholders and until his successor has been elected and qualified. In addition to the powers and authority expressly conferred by the bylaws and the charter (articles of incorporation), the board of directors may exercise all such powers of the company and do all such lawful acts and things as are not required by statute or by the charter (articles of incorporation) or by the bylaws to be exercised or done by the shareholders.

Section 2. The board of directors shall meet and organize as soon as practicable after the annual meeting of the shareholders. If the organization meeting of the board of directors is held immediately after the adjournment of the annual meeting of shareholders, no notice of such meeting need be given to any directors.

Section 3. The board of directors may prescribe a schedule of regular meetings stating the times and places thereof, and when such schedule is adopted no notice of any such meeting need be given to the directors.

Section 4. A special meeting of the board of directors may be called by the chairman of the board or secretary on 24 hours’ notice. Such notice may be given personally, by telephone, by telegram or by written notice mailed or delivered to the business or residence address of a director provided that a meeting may be held at any time without notice if a quorum of the directors is present, and those not present consent thereto in writing or by telegram confirmed in writing, either before or after such meeting. Notice of meeting may be waived by any director, and attendance of a director shall constitute a waiver of notice of such meeting, except where such director attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called. Neither the business to be transacted nor the purpose of any regular or special meeting of the board of directors need be stated in the notice or waiver of notice of such meeting unless expressly required by statute.

Section 5. A majority of the board of directors shall be requisite and shall constitute a quorum for the transaction of business at any meeting of the board of directors, and the act of a majority of directors present at any meeting shall be the act of the board of directors except as

Exhibit 6.3

may be otherwise specifically provided by statute, by the charter (articles of incorporation), or these bylaws. If less than a quorum be present at any meeting, a majority of those present may recess the meeting from time to time to reconvene without notice other than by announcement at the meeting, until a quorum shall be present.

Section 6. The board of directors from time to time may adopt resolutions and authorize the payment of refunds of unabsorbed premium deposits (dividends) to the holders of participating policies. Such refunds (dividends) shall be in accordance with such rates and rules and applicable to such kind or kinds of insurance or policies of insurance or classifications thereof as may be determined by the board of directors.

Section 7. The board of directors shall fix the compensation of members of the board and provide for payment of expenses for attendance at meetings.

Section 8. The board of directors, or any committee designated by such board of directors, may participate in and act at any meeting of such board or committee by means of a conference telephone or other similar communications equipment by means of which all persons participating in the meeting can hear each other, provided that a majority of such members consent in writing to the keeping of minutes of such communications and provided that such minutes are in fact made and become a part of the official records. Participation in such a meeting shall constitute attendance and presence in person at the meeting.

Section 9. Unless specifically prohibited by the articles of incorporation or by bylaws, any action required to be taken at a meeting of the board of directors, or any other action which may be taken at a meeting of the board of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof. Any such consent signed by all the directors shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Department of Insurance.

ARTICLE III

BOARD OF DIRECTORS AND MANAGEMENT COMMITTEES

Section 1. The board of directors, by resolution passed by a majority of the entire board, or by unanimous written consent of the entire board, may establish committees of the board of directors as may be deemed necessary or desirable from time to time. A committee of the board of directors shall consist of not less than two board members, except as otherwise provided in Section 2 below with respect to the Audit Committee. The board of directors shall delegate such powers, duties and responsibilities to such committee as it deems necessary or desirable. The power to appoint committees of the board of directors shall reside solely in the board of directors.

Section 2. The board of directors shall appoint an Audit Committee. The members of the Audit Committee need not necessarily be members of the Company’s board of directors if the members of such Audit Committee are appointed in accordance with the requirements of 50 IL

Exhibit 6.3

ADC Section 925.140, as amended form time to time, or as otherwise provided by applicable law.

Section 3. The board of directors may establish an Executive Committee by a majority vote of the Board of Directors. The Executive Committee shall be composed of three (3) or more members of the Board, including the Chief Executive Officer. The Executive Committee, during the intervals between meetings of the Board of Directors, shall possess all the powers of such Board of Directors in the management, direction and supervision of the business, affairs and property of the Corporation.

Section 4. The President shall appoint management committees as required by law or as otherwise deemed necessary or desirable by the President in his or her judgment. The members of such management committees shall be selected from the management of the Company and need not be members of the board. Such management committees shall have such powers and shall perform such duties as the President may determine. Notwithstanding the foregoing, the President shall have no independent power to appoint committees of the board of directors, which power resides solely in the board of directors.

ARTICLE IV

OFFICERS

Section 1. The board of directors shall elect or appoint the officers specified or provided for in the bylaws and determine the powers and duties of such officers. The board shall have power to fix or determine the manner of fixing the compensation of officers and employees of the company. Any officer shall serve at the pleasure of the board. One person may hold two or more offices except those of president and secretary. Any vacancy in any office may be filled by the board of directors.

Section 2. The officers of the company shall be a chairman of the board, a president, a secretary, a treasurer and such other chairman, vice-chairman, vice presidents, assistant secretaries, assistant treasurers and other officers as may be deemed necessary or expedient for the proper conduct of the business of the company.

Section 3. Principal Officers. The chairman of the board or the president shall preside at meetings of shareholders of the company and shall preside at meetings of the board of directors.

Section 4. Vice Presidents, Treasurer and Secretary. One or more vice presidents, a treasurer or a secretary shall have such duties and responsibilities as may be prescribed by the board of directors or by the chairman of the board.

Section 5. Any officer of the company shall give such bond as may be required and determined from time to time by the board of directors.

Exhibit 6.3

ARTICLE V

SHAREHOLDERS

Section 1. The certificates of stock of the company shall be numbered and shall be entered in the books of the company as they are issued. They shall show the holder’s name and number of shares and shall be signed by the chairman of the board or the president or a vice president and by a secretary or an assistant secretary.

Section 2. Transfers of shares of the corporation shall be made only on the books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares.

Section 3. The board of directors shall have power to close the stock transfer record of the company for a period not exceeding sixty (60) days preceding:

(a)	the date of any meeting of shareholders, or
(b)	the date for payment of any dividend, or
(c)	the date for any allotment of rights, or
(d)	the date when any change or conversion or exchange of capital stock shall go into effect,

or in lieu of closing the stock transfer record, the board of directors may fix in advance a date not exceeding sixty (60) days prior to a date mentioned in items (a), (b) or (c) as a record date for any purpose stated in such items, and only such shareholders as shall be shareholders of record on the closing or record date so fixed shall be entitled to notice of and to vote at such meeting, or to exercise rights respecting change or conversion or exchange of capital stock, as the case may be, notwithstanding any transfer of any stock, on the record of the company after such record date.

Section 4. The company shall be entitled to treat the holder of record of any shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not the company shall have express or other notice thereof, except as expressly provided by the laws of Illinois.

Section 5. The board of directors may direct a new certificate of stock to be issued in the place of any certificate of stock theretofore issued by the company alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. The board of directors when directing such issuance of a new certificate of stock, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate to advertise the same in such manner as it shall require, and to give the company a bond in such sum as the board of directors may determine as

Exhibit 6.3

indemnity against any claim that may be made against the company on account of such certificate of stock.

Section 6. The board of directors may determine from time to time whether and, if allowed, when and under what conditions and regulations the accounts and books of the company (except such as by statute specifically may be required to be open to inspection) or any of them shall be open to the inspection of the shareholders, and the shareholders’ right in this respect are and shall be restricted and limited accordingly.

Section 7. Dividends upon the capital stock of the company may be declared by the board of directors in its discretion at any regular or special meeting. Dividends may be paid in cash, property, shares of capital stock or in any other form or manner permitted by law, as determined by the board of directors.

Section 8. Before payment of any dividend there may be set aside out of any funds of the company available for dividends such sum or sums as the board of directors from time to time, in its discretion, deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the company or for such other purpose as the board of directors shall deem conducive to the interest of the company.

ARTICLE VI

INDEMNIFICATION

Section 1. The company shall indemnify any person against all expenses (including attorney fees), judgments, fines, amounts paid in settlement and other costs actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the company) in which he is a party or is threatened to be made a party by reason of his being or having been a director, officer, employee or agent of the company, or serving or having served, at the request of the company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of his holding a fiduciary position in connection with the management or administration of retirement, pension, profit sharing or other benefit plans including, but not limited to, any fiduciary liability under the Employee Retirement Income Security Act of 1974 and any amendment thereof, if he acted in good faith and in a manner he reasonably believed to be in and not opposed to the best interests of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that he did not act in good faith and in a manner which he reasonable believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2. In any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of his being or having been a director,

Exhibit 6.3

officer, employee or agent of the company, or serving or having served at the request of the company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or by reason of his holding a fiduciary position in connection with a retirement, pension, profit sharing or other employee benefit plan, including, but not limited to, any fiduciary liability under the Employee Retirement Income Security Act of 1 974 and any amendment thereof, each director and officer shall be indemnified by the company against expenses (including attorneys fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonable believed to be in or not opposed to the best interests of the company, except that no indemnification shall be made in respect of any claim, issue or matter as to which a director or officer shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the company, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

Section 3. To the extent any person referred to in Sections 1 and 2 of this article has been successful on the merits or otherwise in defense of any such action, suit or proceeding herein referred to, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys fees) actually and reasonably incurred by him in connection therewith.

Section 4. The right of indemnification herein provided shall not be exclusive of other rights to which those indemnified may be entitled under any agreement, vote of disinterested directors or otherwise as a matter of law, both as to action in his official capacity and as to action in another capacity while holding such office, and the right of indemnification shall continue as to any person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 5. Any indemnification shall be made by the company only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct herein set forth. Such determination shall be (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs by independent legal counsel in a written opinion, or (3) by the shareholders.

Section 6. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the company in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as herein provided.

Exhibit 6.3

Section 7. Should the company be absorbed in a consolidation or merger, each director or officer of the company shall be entitled to stand in the same position with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity, with respect to indemnification by reason of his being or having been a director of the company or serving or having served, at the request of the company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Section 8. The right of indemnification herein provided shall extend and apply to any employee holding a fiduciary position in connection with the management or administration of retirement, pension, profit sharing or other employee benefit plans including, but not limited to, any fiduciary liability under the Employee Retirement Income Security Act of 1974 and any amendment thereof.

Section 9. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

ARTICLE VII

MISCELLANEOUS

Section 1. The form of the corporate seal may be determined form time to time by the board of directors.

Section 2. These bylaws may be repealed or amended by the vote of a majority of the whole board of directors at any regular or special meeting except as otherwise provided by statute.

Section 3. The fiscal year shall be the first day of January in each year.